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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Jupiter Shop Channel Co., Ltd.:

        We consent to the incorporation by reference in the registration statements (No's. 033-53909, 333-03717, 333-18763, 333-48869, 333-48863, 333-57667, 333-65335, 333-34146, 333-37286, 333-37284, 333-101199, 333-105014, 333-105876, 333-104973, 333-110247, 333-118724, 333-127410, 333-127411, 333-124303 and 333-146940) on Form S-8 and (No. 333-105095) on Form S-3 of IAC/InterActiveCorp of our report dated June 24, 2008, with respect to the balance sheet of Jupiter Shop Channel Co., Ltd. as of December 31, 2007, and the related statements of income, changes in net assets and cash flows for the year then ended, which report appears in the December 31, 2007 Annual Report on Form 10-K/A (Amendment No. 2) of IAC/InterActiveCorp.

Tokyo, Japan June 25, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm